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                                                                     EXHIBIT 23

                        Consent of Independent Auditors

        We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amerada Hess Corporation Savings and Stock Bonus Plan for Retail Operations Employees, of our report dated February 14, 1997, with respect to the consolidated financial statements of Amerada Hess Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                 /s/ ERNST & YOUNG LLP



New York, NY
December 31, 1997